UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 6, 2008

L-3 COMMUNICATIONS HOLDINGS, INC.
L-3 COMMUNICATIONS CORPORATION

(Exact Name of Registrants as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-14141 333-46983 (Commission File Number)	13-3937434 13-3937436 (IRS Employer Identification No.)

600 THIRD AVENUE, NEW YORK, NEW YORK (Address of Principal Executive Offices)	10016 (Zip Code)

(212) 697-1111
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 —	CORPORATE GOVERNANCE AND MANAGEMENT
ITEM 5.02. —	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2008, the Compensation Committee of the Board of Directors of L-3 Communications Holdings, Inc. (the “Company”) approved increases in the base salaries of certain named executive officers of the Company to be effective April 1, 2008, and bonuses for such named executive officers for the fiscal year ended December 31, 2007, as set forth below.

Name and Position	2007 Cash Bonus Award	2008 Base Salary
Michael T. Strianese President and Chief Executive Officer	$2,500,000	$1,200,000

Ralph G. D’Ambrosio Vice President and Chief Financial Officer	$ 600,000	$ 525,000

Carl E. Vuono Senior Vice President and President of the L-3 Services Group	$ 925,000	$ 525,000

Robert W. Drewes Senior Vice President and President of the Integrated Systems Group	$ 925,000	$ 525,000

James W. Dunn Senior Vice President and President of the Sensors and Simulation Group	$ 700,000	$ 500,000
SECTION 9 —	FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9.01. —	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Title
99.1	Offer Letter between L-3 Communications Corporation and Ms. Kathleen Karelis dated November 28, 2006.

EXHIBIT INDEX

Exhibit Number	Title
99.1	Offer Letter between L-3 Communications Corporation and Ms. Kathleen Karelis dated November 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC.
L-3 COMMUNICATIONS CORPORATION
By:	/s/ Ralph G. D’Ambrosio
Name:	Ralph G. D’Ambrosio
Title:	Vice President and Chief Financial Officer

Dated: March 12, 2008